Exhibit 99.1

                            Culp Announces Promotion

     HIGH POINT, N.C.--(BUSINESS WIRE)--June 25, 2007--Culp, Inc. (NYSE:CFI) today announced that Thomas G. Gallagher, Jr. has been elected corporate controller, assistant treasurer, and assistant secretary.

     He will continue to report to Kenneth R. Bowling, chief financial officer and treasurer.

     Gallagher joined Culp in January of 2005 as assistant controller. Previously, he had been audit senior manager with BDO Seidman. He is a certified public accountant and a graduate of Virginia Polytechnic Institute and State University.

     Culp, Inc. is one of the world's largest marketers of mattress fabrics for bedding products and upholstery fabrics for residential and commercial furniture.


     CONTACT: Culp, Inc.
              Kenneth M. Ludwig, 336-888-6282
              Senior Vice President, Human Resources